Exhibit 10.3

April 25, 2017

Via Email

Redwoods Business Center, LP

c/o Cuff Property Management Co.

2401 Stanwell Drive

Concord, CA 94520

Attn: S.P. Cuff, Managing Partner

Re:     2411 Stanwell Property Lease

Dear Mr. Cuff:

Pursuant to Section 37, Option to Renew, of the Lease Agreement dated August 1, 2013 this letter will serve as Cerus Corporation's notice of its option to renew and extend the lease for an additional term of two years. The expiration date of the lease shall be extended to July 31, 2019.

Please acknowledge receipt of this letter by signing below and returning a copy to me for our files.

Should you have any questions, please do not hesitate to contact me.

Sincerely,

Kevin D. Green

/s/ Kevin D. Green

Vice President, Finance and CFO

Acknowledged and Agreed To:

By: /s/ S.P. Cuff

     S.P. Cuff, Managing Partner

CERUS CORPORATION	2550 Stanwell Drive, Concord, CA 94520	Tel. 925.288.6000 Fax 925-288-6001	www.cerus.com